UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 28, 2012

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 28, 2012, AvalonBay Communities, Inc. (the “Company”) entered into an underwriting agreement with Goldman, Sachs & Co., as representative of the several underwriters (the “Underwriting Agreement”).  Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 14,500,000 shares of common stock, par value $0.01 per share, at a per share purchase price to the public of $130.00.  Pursuant to the Underwriting Agreement, the Company granted the underwriters an option to purchase up to 2,175,000 additional shares of common stock, which was exercised in full by the underwriters on November 29, 2012.  The Underwriting Agreement is attached as Exhibit 1.1 hereto.

The Shares will be issued pursuant to a prospectus supplement dated November 28, 2012, a prospectus dated February 27, 2012 and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-179720) filed on February 27, 2012 with the SEC.  Copies of the prospectus supplement and prospectus may be obtained by contacting the Company at the address on the cover page of this Current Report on Form 8-K.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

ITEM 9.01                                  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 28, 2012, between AvalonBay Communities, Inc. and Goldman, Sachs & Co.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: December 3, 2012	By:	/s/ Thomas J. Sargeant
Thomas J. Sargeant
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 28, 2012, between AvalonBay Communities, Inc. and Goldman, Sachs & Co.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in 5.1)